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                          UNITY FIRST ACQUISITION CORP.


                             UNDERWRITING AGREEMENT



                                                              New York, New York
                                                               ___________, 1996



GKN Securities Corp.
61 Broadway
New York, New York  10006


Dear Sirs:

          The undersigned, Unity First Acquisition Corp., a Delaware corporation ("Company"), hereby confirms its agreement with GKN Securities Corp. ("Underwriter") as follows:

1.   PURCHASE AND SALE OF SECURITIES.

     1.1  FIRM SECURITIES.

          1.1.1 PURCHASE OF FIRM SECURITIES. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriter and the Underwriter agrees to purchase 1,250,000 units ("Firm Units"); at a purchase price of $5.52 per Unit. Each Firm Unit consists of one share of the Company's common stock, par value $.0001 per share ("Common Stock"), and one Class A Redeemable Common Stock Purchase Warrant ("Class A Warrants") and one Class B Redeemable Common Stock Purchase Warrant ("Class B Warrants"), referred to together as the "Warrants." The shares of Common Stock and the Warrants included in the Firm Units will not be separately transferable until the consummation of a Business Combination. "Business Combination" shall have the meaning ascribed to it in the Registration Statement (as defined in Section 2.1.1. hereof). One Class A Warrant and one Class B Warrant each entitle the holder to exercise it to purchase one share of Common Stock for $5.50 and $7.50, respectively, commencing on the later of (i) the consummation by the Company of a Business Combination, or (ii) one year from the effective date ("Effective Date") of the Registration Statement and terminating on the six-year anniversary of the Effective Date.

          1.1.2 PAYMENT AND DELIVERY. Delivery and payment for the Firm Units shall be made at 10:00 A.M., New York time, on or before the third business day following the Effective Date or at such earlier time as the Underwriter shall determine, or at such other time as shall be agreed upon by the Underwriter and the Company at the offices of Underwriter or at such other place as shall be agreed upon by the Underwriter and the Company. The hour and date of delivery and payment for the Firm Units are called "Closing Date." Payment for the Firm Units shall be made on the Closing Date at the Underwriter's election by certified or bank cashier's check(s) in New York Clearing House funds, payable as follows: 90% of the proceeds received by the Company for the Firm Units (after deduction of the underwriting discounts and commissions and the Underwriter's nonaccountable expense allowance) shall be deposited in the trust fund



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established by the Company for the benefit of the public stockholders as described in the Registration Statement ("Trust Fund") pursuant to the terms of an Investment Management Trust Agreement ("Trust Agreement") and the remaining proceeds shall be paid to the order of the Company upon delivery to you of certificates (in form and substance satisfactory to the Underwriter) representing the Firm Units for the account of the Underwriter. The Firm Units shall be registered in such name or names and in such authorized denominations as the Underwriter may request in writing at least two full business days prior to the Closing Date. The Company will permit the Underwriter to examine and package the Firm Units for delivery, at least one full business day prior to the Closing Date. The Company shall not be obligated to sell or deliver the Firm Units except upon tender of payment by the Underwriter for all the Firm Units.

     1.2  OVER-ALLOTMENT OPTION.

          1.2.1 OPTION UNITS. For the purposes of covering any over-allotments in connection with the distribution and sale of the Firm Units, the Underwriter is hereby granted an option to purchase up to an additional 187,500 Firm Units from the Company ("Over-allotment Option"). Such additional 187,500 units are hereinafter referred to as "Option Units." The Firm Units and the Option Units are hereinafter collectively referred to as "Units," and the Units, the shares of Common Stock and the Warrants included in the Units and the shares of Common Stock issuable upon exercise of the Warrants are hereinafter referred to collectively as "Public Securities." The purchase price to be paid for the Option Units will be the same price per Option Unit as the price per Unit set forth in Section 1.1.1 hereof.

          1.2.2 EXERCISE OF OPTION. The Over-allotment Option granted pursuant to Section 1.2.1 hereof may be exercised by the Underwriter as to all (at any time) or any part (from time to time) of the Option Units within 45 days after the Effective Date. The Underwriter will not be under any obligation to purchase any Option Units prior to the exercise of the Over-allotment Option. The Over-allotment Option granted hereby may be exercised by the giving of oral notice to the Company from Underwriter, which must be confirmed by a letter or telecopy setting forth the number of Option Units to be purchased and the date and time for delivery of and payment for the Option Units. If such notice is given two full business days prior to the Closing Date, the date set forth therein for such delivery and payment will be the Closing Date. If such notice is given thereafter, the date set forth therein for such delivery and payment will not be earlier than five full business days after the date of the notice. If such delivery and payment for the Option Units does not occur on the Closing Date, the date and time of the closing for such Option Units will be as set forth in the notice (hereinafter "Option Closing Date"). Upon exercise of the Over-allotment Option, the Company will become obligated to convey to the Underwriter, and, subject to the terms and conditions set forth herein, the Underwriter will become obligated to purchase, the number of Option Units specified in such notice.

          1.2.3 PAYMENT AND DELIVERY. Payment for the Option Units will be at the Underwriter's election by certified or bank cashier's check(s) in New York Clearing House funds, payable to the Trust Fund and to the Company in the same manner as set forth in Section 1.1.2 hereof at the offices of Underwriter or at such other place as shall be agreed upon by the Underwriter and the Company upon delivery to you of certificates representing such securities for the account of the Underwriter. The certificates representing the Option Units to be delivered will be in such denominations and registered in such names as the Underwriter request not less than two full business days prior to the Closing Date or the Option Closing Date, as the case may be, and will be made available to the Underwriter for inspection, checking and packaging at the aforesaid office of the Company's transfer agent or correspondent not less than one full business day prior to such Closing Date.


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     1.3  UNDERWRITER'S PURCHASE OPTION.

          1.3.1 PURCHASE OPTION. The Company hereby agrees to issue and sell to the Underwriter (and/or its designees) on the Effective Date an option ("Underwriter's Purchase Option") for the purchase of an aggregate of 125,000 units ("Underwriter's Units") for an aggregate purchase price of $100. Each of the Underwriter's Units is identical to the Units except that the Warrants included in the Underwriter's Units ("Underwriter's Warrants") expire five years from the Effective Date. The Underwriter's Purchase Option, the Underwriter's Units, the Underwriter's Warrants and the shares of Common Stock issuable upon exercise of the Underwriter's Warrants are hereinafter referred to collectively as "Underwriter's Securities." The Public Securities and the Underwriter's Securities are hereinafter referred to collectively as "Securities."

          1.3.2 PAYMENT AND DELIVERY. Delivery and payment for the Underwriter's Purchase Option shall be made on the Closing Date. The Company shall deliver to the Underwriter, upon payment therefor, certificates for the Underwriter's Purchase Option in the name or names and in such authorized denominations as the Underwriter may request. The Underwriter's Purchase Option shall be exercisable for a period of four years commencing one year from the Effective Date at an initial exercise price per Underwriter's Unit of $6.60, which is equal to one hundred and ten percent (110%) of the initial public offering price of a Unit.

2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Underwriter as follows:

     2.1  FILING OF REGISTRATION STATEMENT.

          2.1.1 PURSUANT TO THE ACT. The Company has filed with the Securities and Exchange Commission ("Commission") a registration statement and an amendment or amendments thereto, on Form S-1 (File No. 33-_______), including any related preliminary prospectus ("Preliminary Prospectus"), for the registration of the Public Securities under the Securities Act of 1933, as amended ("Act"), which registration statement and amendment or amendments have been prepared by the Company in conformity with the requirements of the Act, and the rules and regulations ("Regulations") of the Commission under the Act. Except as the context may otherwise require, such registration statement, as amended, on file with the Commission at the time the registration statement becomes effective (including the prospectus, financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein and all information deemed to be a part thereof as of such time pursuant to paragraph (b) of Rule 430A of the Regulations), is hereinafter called "Registration Statement," and the form of the final prospectus dated the Effective Date included in the Registration Statement (or, if applicable, the form of final prospectus filed with the Commission pursuant to Rule 424 of the Regulations), is hereinafter called "Prospectus." The Registration Statement has been declared effective by the Commission on the date hereof.

          2.1.2 PURSUANT TO THE EXCHANGE ACT. The Company has filed with the Commission a Form 8-A (File Number 0-_______) providing for the registration under the Securities Exchange Act of 1934, as amended ("Exchange Act"), of the Units, the Common Stock and the Warrants. The registration of the Units, Common Stock and Warrants under the Exchange Act has been declared effective by the Commission on the date hereof.


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     2.2  NO STOP ORDERS, ETC.  Neither the Commission nor, to the best of the
Company's knowledge, any state regulatory authority has issued any order preventing or suspending the use of any Preliminary Prospectus or has instituted or, to the best of the Company's knowledge, threatened to institute any proceedings with respect to such an order.

     2.3  DISCLOSURES IN REGISTRATION STATEMENT.

          2.3.1 SECURITIES ACT AND EXCHANGE ACT REPRESENTATION. At the time the Registration Statement became effective and at all times subsequent thereto up to and including the Closing Date and the Option Closing Date, if any, the Registration Statement and the Prospectus and any amendment or supplement thereto contained and will contain all material statements which are required to be stated therein in accordance with the Act and the Regulations, and conformed and will conform in all material respects to the requirements of the Act and the Regulations; neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, during such time period and on such dates, contained or will contain any untrue statement of a material fact or omitted or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, nor did they or will they contain any untrue statement of a material fact or did they or will they omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. When any Preliminary Prospectus was first filed with the Commission (whether filed as part of the Registration Statement for the registration of the Securities or any amendment thereto or pursuant to Rule 424(a) of the Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission, such Preliminary Prospectus and any amendments thereof and supplements thereto at the time such filing was made complied in all material respects with the applicable provisions of the Act and the Regulations. The representation and warranty made in this Section 2.3.1 does not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriters by the Underwriter expressly for use in the Registration Statement or Prospectus or any amendment thereof or supplement thereto.

          2.3.2 DISCLOSURE OF AGREEMENTS. The contracts and other documents described in the Registration Statement and the Prospectus conform to the descriptions thereof contained therein and there are no agreements or other documents required to be described in the Registration Statement or the Prospectus or to be filed with the Commission as exhibits to the Registration Statement, which have not been so described or filed. Each contract or other instrument (however characterized or described) to which the Company is a party or by which its property or business is or may be bound or affected and (i) which is referred to in the Prospectus, or (ii) is material to the Company's business, has been duly and validly executed by the Company, is in full force and effect in all material respects and is enforceable against the Company and, to the Company's knowledge, the other parties thereto, in accordance with its terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (ii) as enforceability of any indemnification provision may be limited under the federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and none of such contracts or instruments has been assigned by the Company, and neither the Company nor, to the best of the Company's knowledge, any other party is in default thereunder and no event has occurred which, with the lapse of time or the giving of notice, or both, would constitute a default thereunder. The performance by the Company of the material provisions of such contracts or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court having jurisdiction over the Company or any


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of its assets or businesses, including, without limitation, those relating to environmental laws and regulations.

          2.3.3 PRIOR SECURITIES TRANSACTIONS. No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company within the three years prior to the date hereof, except as disclosed in the Registration Statement.

     2.4  CHANGES AFTER DATES IN REGISTRATION STATEMENT.

          2.4.1 NO MATERIAL ADVERSE CHANGE. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise specifically stated therein, (i) there has been no material adverse change in the condition, financial or otherwise, or business prospects of the Company, (ii) there have been no material transactions entered into by the Company, other than as contemplated pursuant to this Agreement, and (iii) no member of the Company's management has resigned from any position with the Company.

          2.4.2 RECENT SECURITIES TRANSACTIONS, ETC. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may otherwise be indicated or contemplated herein or therein, the Company has not (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; or
(ii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

     2.5 INDEPENDENT ACCOUNTANTS. Arthur Andersen & Co. LLP, whose report is filed with the Commission as part of the Registration Statement, are independent accountants as required by the Act and the Regulations.

     2.6 FINANCIAL STATEMENTS. The financial statements, including the notes thereto and supporting schedules included in the Registration Statement and Prospectus fairly present the financial position and the results of operations of the Company at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein.

     2.7 AUTHORIZED CAPITAL; OPTIONS; ETC. The Company had at the date or dates indicated in the Prospectus duly authorized, issued and outstanding capitalization as set forth in the Registration Statement and the Prospectus. Based on the assumptions stated in the Registration Statement and the Prospectus, the Company will have on the Closing Date the adjusted stock capitalization set forth therein. Except as set forth in, or contemplated by, the Registration Statement and the Prospectus, on the Effective Date and on the Closing Date, there will be no options, warrants, or other rights to purchase or otherwise acquire any authorized but unissued shares of Common Stock of the Company or any security convertible into shares of Common Stock of the Company, or any contracts or commitments to issue or sell shares of Common Stock or any such options, warrants, rights or convertible securities.

     2.8  VALID ISSUANCE OF SECURITIES; ETC.

          2.8.1 OUTSTANDING SECURITIES. All issued and outstanding securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the


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preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The outstanding warrants to purchase shares of Common Stock constitute the valid and binding obligations of the Company, enforceable in accordance with their terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (ii) as enforceability of any indemnification provision may be limited under the federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The authorized Common Stock and outstanding warrants to purchase shares of Common Stock conform to all statements relating thereto contained in the Registration Statement and the Prospectus. The offers and sales of the outstanding Common Stock and warrants to purchase shares of Common Stock were at all relevant times either registered under the Act and the applicable state securities or Blue Sky Laws or, based in part on the representations and warranties of the purchasers of such shares of Common Stock and warrants, exempt from such registration requirements.

          2.8.2 SECURITIES SOLD PURSUANT TO THIS AGREEMENT. The Securities have been duly authorized and, when issued and paid for, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Securities has been duly and validly taken. When issued, the Underwriter's Purchase Option, the Underwriter's Warrants and the Warrants will constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment therefor, the number and type of securities of the Company called for thereby in accordance with the terms thereof and such Underwriter's Purchase Option, the Underwriter's Warrants and the Warrants are enforceable against the Company in accordance with their respective terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (ii) as enforceability of any indemnification provision may be limited under the federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     2.9 REGISTRATION RIGHTS OF THIRD PARTIES. Except as set forth in the Prospectus, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company.

     2.10 VALIDITY AND BINDING EFFECT OF AGREEMENTS. This Agreement, the Warrant Agreement (as defined in Section 2.24 hereof), the Trust Agreement and the Escrow Agreement (as defined in Section 2.25.2 hereof) have been duly and validly authorized by the Company and constitute the valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (ii) as enforceability of any indemnification provision may be limited under the federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.


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     2.11 NO CONFLICTS, ETC.  The execution, delivery, and performance by the
Company of this Agreement, the Warrant Agreement (as defined in Section 2.24 hereof), the Trust Agreement and the Escrow Agreement (as defined in
Section 2.25.2 hereof) the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof and thereof have been duly authorized by all necessary corporate action and do not and will not, with or without the giving of notice or the lapse of time or both (i) result in a breach of, or conflict with any of the terms and provisions of, or constitute a default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement or instrument to which the Company is a party except pursuant to the Trust Agreement referred to in Section 2.27 hereof; (ii) result in any violation of the provisions of the Certificate of Incorporation or the By-Laws of the Company; or (iii) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or business.

     2.12 NO DEFAULTS; VIOLATIONS. The Company is not in default in the due performance and observance of any term or condition of any material contract or other agreement to which the Company is a party. The Company is not in violation of any term or provision of its Certificate of Incorporation or By-Laws.

     2.13 CORPORATE POWER; LICENSES; CONSENTS.

          2.13.1 CONDUCT OF BUSINESS. The Company has all requisite corporate power and authority, and has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies which it needs as of the date hereof to conduct its business purpose as described in the Prospectus.

          2.13.2 TRANSACTIONS CONTEMPLATED HEREIN. The Company has all corporate power and authority to enter into this Agreement and to carry out the provisions and conditions hereof, and all consents, authorizations, approvals and orders required in connection therewith have been obtained. No consent, authorization or order of, and no filing with, any court, government agency or other body is required for the valid issuance, sale and delivery, of the Securities pursuant to this Agreement, the Warrant Agreement (as hereinafter defined) and the Underwriter's Purchase Option, and as contemplated by the Prospectus, except with respect to applicable federal and state securities laws.

     2.14 D&O QUESTIONNAIRES. To the best of the Company's knowledge, all information contained in the Questionnaire completed by each Initial Stockholder and provided to the Underwriter as an exhibit to his Insider Letter (as defined in Section 2.25.1) is true and correct and the Company has not become aware of any information which would cause the information disclosed in the questionnaires completed by each Initial Stockholder to become inaccurate and incorrect.

     2.15 LITIGATION; GOVERNMENTAL PROCEEDINGS. There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or threatened against, or involving the Company or, to the best of the Company's knowledge, any Initial Stockholder which has not been disclosed in the Registration Statement or the Questionnaires.

     2.16 GOOD STANDING. The Company has been duly organized and is validly existing as a corporation and is in good standing under the laws of its state of incorporation. The Company is qualified to do business and is in good standing under the laws of each state in which it is


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currently required to be so qualified, except where the failure to qualify would not have a material adverse effect on the Company.

     2.17 [Reserved]

     2.18 STOP ORDERS. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or Prospectus or any part thereof.

     2.19 TRANSACTIONS AFFECTING DISCLOSURE TO NASD.

          2.19.1 FINDER'S FEES. Except as described in the Prospectus, there are no claims, payments, issuances, arrangements, agreements or understandings for services in the nature of a finder's or origination fee by the Company or any Initial Stockholder with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings with respect to the Company or, to the best of the Company's knowledge, any Initial Stockholder that may affect the Underwriter's compensation, as determined by the National Association of Securities Dealers, Inc. ("NASD").

          2.19.2 PAYMENTS WITHIN TWELVE MONTHS. The Company has not made any direct or indirect payments (in cash, securities or otherwise) to (i) any person, as a finder's fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company, (ii) to any NASD member or (iii) to any person or entity that has any direct or indirect affiliation or association with any NASD member, within the twelve months prior to the date on which the Registration Statement was filed with the Commission or thereafter other than payments to Underwriter.

          2.19.3 USE OF PROCEEDS. None of the net proceeds of the offering will be paid by the Company to any participating NASD member or any affiliate or associate of any NASD member, except as specifically authorized herein and except as may be paid in connection with a Business Combination as contemplated by the Prospectus.

          2.19.4 INSIDERS' NASD AFFILIATION. Based on questionnaires distributed to such persons, except as set forth on Schedule 2.19.4, no officer, director or any beneficial owner of the Company's unregistered securities has any direct or indirect affiliation or association with any NASD member.

     2.20 [Reserved]

     2.21 [Reserved]

     2.22 [Reserved]

     2.23 [Reserved]

     2.24 OFFICERS' CERTIFICATE. Any certificate signed by any duly authorized officer of the Company and delivered to you or to your counsel shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

     2.25 WARRANT AGREEMENT. The Company has entered into a warrant agreement with respect to the Warrants and the Underwriter's Warrants with American Stock Transfer & Trust Company substantially in the form filed as an exhibit to the Registration Statement ("Warrant

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Agreement"), providing for, among other things, the payment of a warrant solicitation fee as contemplated by Section 3.10 hereof.

     2.26 AGREEMENTS WITH INITIAL STOCKHOLDERS.

          2.26.1 INSIDER LETTERS. The Company has caused to be duly executed a legally binding and enforceable agreement (except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (ii) as enforceability of any indemnification or noncompete provision may be limited under the federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought) annexed as EXHIBIT 10.2 to the Registration Statement ("Insider Letter"), pursuant to which all of the Initial Stockholders of the Company agree to certain matters.

          2.26.2 ESCROW AGREEMENT. The Company has caused the Initial Stockholders to enter into an escrow agreement ("Escrow Agreement") with American Stock Transfer & Trust Company ("Escrow Agent") in form and substance satisfactory to the Underwriter, whereby the Common Stock owned by the Initial Stockholders will be held in escrow by the Escrow Agent, until after a Business Combination (or six months thereafter in certain instances). During such escrow period, the Initial Stockholders shall be prohibited from selling or otherwise transferring such shares (except to spouses and children of Initial Stockholders and trusts established for their benefit) but will retain the right to vote such shares. The Escrow Agreement shall not be amended, modified or otherwise changed without the prior written consent of Underwriter.

     2.27 INVESTMENT MANAGEMENT TRUST AGREEMENT. The Company has entered into the Trust Agreement with respect to certain proceeds of the offering in form and substance satisfactory to the Underwriter.

     2.28 UNDERWRITER'S PURCHASE OPTION. The Company has executed and delivered the Underwriter's Purchase Option substantially in the form filed as an exhibit to the Registration Statement.

     2.29 COVENANTS NOT TO COMPETE. No Initial Stockholder of the Company is subject to any non-competition agreement with any employer or prior employer which could materially affect his ability to be an Initial Stockholder, employee, officer and/or director of the Company.

3.   COVENANTS OF THE COMPANY.  The Company covenants and agrees as follows:

     3.1 AMENDMENTS TO REGISTRATION STATEMENT. The Company will deliver to the Underwriter, prior to filing, any amendment or supplement to the Registration Statement or Prospectus proposed to be filed after the Effective Date and not file any such amendment or supplement to which the Underwriter shall reasonably object in writing.

     3.2  FEDERAL SECURITIES LAWS.

          3.2.1 COMPLIANCE. During the time when a Prospectus is required to be delivered under the Act, the Company will use all reasonable efforts to comply with all requirements imposed upon it by the Act, the Regulations and the Exchange Act and by the regulations under the Exchange Act, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Public Securities in accordance with the provisions hereof and the Prospectus. If at any time when a Prospectus relating to the Public Securities is required to be delivered under the Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or counsel for the Underwriter, the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will notify the Underwriter promptly and prepare and file with the Commission, subject to Section 3.1 hereof, an appropriate amendment or supplement in accordance with Section 10 of the Act.

          3.2.2 FILING OF FINAL PROSPECTUS. The Company will file the Prospectus (in form and substance satisfactory to the Underwriter) with the Commission pursuant to the requirements of Rule 424 of the Regulations.

          3.2.3 EXCHANGE ACT REGISTRATION. For a period of five years from the Effective Date, or until such earlier time upon which the Company is required to be liquidated, the Company will use its best efforts to maintain the registration of the Units, Common Stock and Warrants under the provisions of the Exchange Act.

     3.3 BLUE SKY FILING. The Company will endeavor in good faith, in cooperation with the Underwriter, at or prior to the time the Registration Statement becomes effective, to qualify the Public Securities for offering and sale under the securities laws of such jurisdictions as the Underwriter may reasonably designate, provided that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process or to taxation as a foreign corporation doing business in such jurisdiction. In each jurisdiction where such qualification shall be effected, the Company will, unless the Underwriter agrees that such action is not at the time necessary or advisable, use all reasonable efforts to file and make such statements or reports at such times as are or may be required by the laws of such jurisdiction.

     3.4 DELIVERY TO UNDERWRITER OF PROSPECTUSES. The Company will deliver to the Underwriter, without charge, from time to time during the period when the Prospectus is required to be delivered under the Act or the Exchange Act such number of copies of each Preliminary Prospectus and the Prospectus as the Underwriter may reasonably request and, as soon as the Registration Statement or any amendment or supplement thereto becomes effective, deliver to you two original executed Registration Statements, including exhibits, and all post-effective amendments thereto and copies of all exhibits filed therewith or incorporated therein by reference and all original executed consents of certified experts.

     3.5 EFFECTIVENESS AND EVENTS REQUIRING NOTICE TO UNDERWRITER. The Company will use its best efforts to cause the Registration Statement to remain effective and will notify the Underwriter immediately and confirm the notice in writing (i) of the effectiveness of the Registration Statement and any amendment thereto, (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceeding for that purpose, (iii) of the issuance by any state securities commission of any proceedings for the suspension of the qualification of the Public Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose, (iv) of the mailing and delivery to the Commission for filing of any amendment or supplement to the Registration Statement or Prospectus, (v) of the receipt of any comments or request for any additional information from the Commission, and (vi) of the happening of any event during the period described in Section 3.4 hereof which, in the judgment of the Company, makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Commission or any state securities commission shall enter a stop order or suspend such qualification at any time, the Company will make every reasonable effort to obtain promptly the lifting of such order.

     3.6 REVIEW OF FINANCIAL STATEMENTS. For a period of five years from the Effective Date, or until such earlier upon which the Company is required to be liquidated, the Company, at its expense, shall cause its regularly engaged independent certified public accountants to review (but not audit) the Company's financial statements for each of the first three fiscal quarters prior to the announcement of quarterly financial information, the filing of the Company's Form 10-Q quarterly report and the mailing of quarterly financial information to stockholders.

     3.7 AFFILIATED TRANSACTIONS. The Company will not consummate a Business Combination (as defined in the Registration Statement) with any entity which is affiliated with any Initial Stockholder.

     3.8 SECONDARY MARKET TRADING AND STANDARD & POOR'S. The Company will apply to be included in Standard and Poor's Daily News and Corporation Records Corporate Descriptions for a period of five years from the consummation of a Business Combination. Promptly after the consummation of the offering, the Company shall take such steps as may be necessary to obtain a secondary market trading exemption for the Company's securities in the State of California. The Company shall also take such other action as may be reasonably requested by the Underwriter to obtain a secondary market trading exemption in such other states as may be requested by the Underwriter.

     3.9 NASDAQ MAINTENANCE. The Company will use its reasonable best efforts to have the Public Securities quoted on the Nasdaq SmallCap or National Market and will follow the Underwriter's reasonable instructions in that regard. In the event that the Units, Common Stock and Warrants are quoted on Nasdaq, the Company will use its best efforts to maintain such quotation by Nasdaq of the Units, the Common Stock and, if outstanding, the Warrants and, if the Company satisfies the initial listing standards for inclusion on the Nasdaq National Market ("NM"), to apply for and maintain quotations by the NM of such securities until ______________ or such earlier time upon which the Company is required to be liquidated.

     3.10 WARRANT SOLICITATION FEES. The Company hereby engages the Underwriter, on a non-exclusive basis, as its agent for the solicitation of the exercise of the Warrants. The Company, at its cost, will (i) assist the Underwriter with respect to such solicitation, if requested by the Underwriter, and (ii) at the Underwriter's request, provide the Underwriter, and direct the Company's transfer and warrant agent to provide to the Underwriter, at the Company's cost, lists of the record and, to the extent known, beneficial owners of, the Warrants. Commencing one year from the Effective Date, the Company will pay Underwriter a commission of five percent of the exercise price of the Warrants for each Warrant exercised, payable on the date of such exercise, on the terms provided for in the Warrant Agreement, only if permitted under the rules and regulations of the NASD and only if the Underwriter has provided bona-fide services to the Company in connection with the exercise of Warrants. The Underwriter may engage sub-agents in its solicitation efforts. The Company agrees to disclose the arrangement to pay such solicitation fees to Underwriter in any prospectus used by the Company in connection with the registration of the shares of Common Stock underlying the Warrants.

     3.11 [Reserved]

     3.12 REPORTS TO THE UNDERWRITER.

          3.12.1 PERIODIC REPORTS, ETC. For a period of five years from the Effective Date or until such earlier time upon which the Company is required to be liquidated, the Company will furnish to Underwriter (Attn: Deborah Schondorf Novick, Senior Vice President, Investment Banking) and its counsel copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities, and promptly furnish to Underwriter (i) a copy of each periodic report the Company shall be required to file with the Commission, (ii) a copy of every press release and every news item and article with respect to the Company or its affairs which was released by the Company, (iii) copies of each Form SR, (iv) a copy of each Form 8-K or Schedules 13D, 13G, 14D-1 or 13E-4 received or prepared by the Company, (v) five copies of each Registration Statement, (vi) a copy of monthly statements, if any, setting forth such information regarding the Company's results of operations and financial position (including balance sheet, profit and loss statements and data regarding outstanding purchase orders) as is regularly prepared by management of the Company and (vii) such additional documents and information with respect to the Company and the affairs of any future subsidiaries of the Company as Underwriter may from time to time reasonably request.

          3.12.2 TRANSFER SHEETS. For a period of five years from the Closing Date or until such earlier time upon which the Company is required to be liquidated, the Company shall retain a transfer and warrant agent acceptable to the Underwriter ("Transfer Agent") and will furnish to the Underwriter at the Company's sole expense such transfer sheets of the Company's securities as the Underwriter may request, including the daily and monthly consolidated transfer sheets of the Transfer Agent and Depository Trust Co.

          3.12.3 SECONDARY MARKET TRADING SURVEY. Until such time as the Public Securities are listed or quoted, as the case may be, on the NYSE, the AMEX or NM, or until such earlier time upon which the Company is required to be liquidated, the Company shall engage Graubard Mollen & Miller, for a one-time fee of $5,000 payable on the Closing Date referred to below, to update and deliver to the Underwriter on a timely basis, but in any event at the beginning of each fiscal quarter, a written report detailing those states in which the Public Securities may be traded in non-issuer transaction under the Blue Sky laws of the fifty States ("Secondary Market Trading Survey").

     3.13 OTC REPORTS. During such time as the Public Securities are quoted on the OTC Bulletin Board and no other automated quotation system, the Company shall provide to the Underwriter, at its expense, such reports published by the NASD relating to price trading of the Public Securities, as the Underwriter shall reasonably request.

     3.14 DISQUALIFICATION OF FORM S-1. For a period equal to seven years from the date hereof, the Company will not take any action or actions which may prevent or disqualify the Company's use of Form S-1 (or other appropriate form) for the registration of the Warrants and the Underwriter's Warrants under the Act.

     3.15 PAYMENT OF EXPENSES.

          3.15.1 GENERAL EXPENSES RELATED TO THE OFFERING. The Company hereby agrees to pay on each of the Closing Date and the Option Closing Date, if any, to the extent not paid at Closing Date, all expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to (i) the preparation, printing, filing, delivery and mailing (including the payment of postage with respect to such mailing) of the Registration Statement, the Prospectus and the Preliminary Prospectuses and the printing and mailing of this Agreement, the Underwriter's Memorandum and related documents, including the cost of all copies thereof and any amendments thereof or supplements thereto supplied to the Underwriter in quantities as may be required by the Underwriter, (ii) the printing, engraving, issuance and delivery of the Units, the shares of Common Stock and the Warrants included in the Units and the Underwriter's Purchase Option, including any transfer or other taxes payable thereon, (iii) the qualification of the Public Securities under state or foreign securities or Blue Sky laws, including the filing fees under such Blue Sky laws, the costs of printing and mailing "Preliminary Blue Sky Memorandum," and all amendments and supplements thereto, fees and disbursements for the Underwriter's counsel and fees and disbursements of local counsel, if any, retained for such purpose (such fees shall be capped at $20,000 in the aggregate (of which $10,000 has previously been paid)), and a one-time fee of $5,000 payable to Underwriter's counsel for the preparation of the Secondary Market Trading Survey, (iv) filing fees, costs and expenses (including fees of $5,000 and disbursements for the Underwriter's counsel) incurred in registering the offering with the NASD, (v) costs of placing "tombstone" advertisements in THE WALL STREET JOURNAL, THE NEW YORK TIMES and a third publication to be selected by the Underwriter, (vi) fees and disbursements of the transfer and warrant agent, (vii) the preparation, binding and delivery of six transaction "bibles", in form and style reasonably satisfactory to the Underwriter and transaction lucite cubes or similar commemorative items in a style and quantity as reasonably requested by the Underwriter, (viii) the Company's expenses associated with "due diligence" meetings arranged by the Underwriter, (ix) any listing of the Public Securities on Nasdaq, and (x) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section
3.15.1. The Underwriter may deduct from the net proceeds of the offering payable to the Company on the Closing Date, or the Option Closing Date, if any, the expenses set forth herein to be paid by the Company to the Underwriter and/or to third parties.

          3.15.2 NONACCOUNTABLE EXPENSES. The Company further agrees that, in addition to the expenses payable pursuant to Section 3.15.1, it will pay to the Underwriter a nonaccountable expense allowance equal to three percent (3%) of the gross proceeds received by the Company from the sale of the Public Securities, of which $25,000 has been paid to date, and the Company will pay the balance on the Closing Date and any additional balance on the Option Closing Date by certified or bank cashier's check or, at the election of the Underwriter, by deduction from the proceeds of the offering contemplated herein. If the offering contemplated by this Agreement is not consummated for any reason whatsoever then the Company's liability for payment to the Underwriter of the nonaccountable expense allowance shall be equal to the sum of the Underwriter's actual out-of-pocket expenses (including, but not limited to, counsel fees, "road-show" and due diligence expenses). The "road-show" and due diligence expenses incurred by the Underwriter are only payable out of the Underwriter's non-accountable expense allowance. The Underwriter shall retain such part of the nonaccountable expense allowance previously paid as shall equal such actual out-of-pocket expenses and refund the balance. If the amount previously paid is insufficient to cover such actual out-of-pocket expenses, the Company shall remain liable for and promptly pay any other actual out-of-pocket expenses.

          3.15.3 EXPENSES RELATED TO BUSINESS COMBINATION. The Company further agrees that, in the event the Underwriter assist the Company in trying to obtain approval of a proposed Business Combination, the Company agrees to reimburse the Underwriter for all out-of-pocket expenses, including, but not limited to, "road-show" expenses.

     3.16 APPLICATION OF NET PROCEEDS. The Company will apply the net proceeds from the offering received by it in a manner consistent with the application described under the caption "USE OF PROCEEDS" in the Prospectus.

     3.17 DELIVERY OF EARNINGS STATEMENTS TO SECURITY HOLDERS. The Company will make generally available to its security holders as soon as practicable, but not later than the first day of the fifteenth full calendar month following the Effective Date, an earnings statement (which need not be certified by independent public or independent certified public accountants unless required by the Act or the Regulations, but which shall satisfy the provisions of Rule 158(a) under Section 11(a) of the Act) covering a period of at least twelve consecutive months beginning after the Effective Date.

     3.18 NOTICE TO NASD. In the event any person or entity (regardless of any NASD affiliation or association) is engaged to assist the Company in its search for a merger candidate or to provide any other merger and acquisition services, the Company will provide the following to the NASD prior to the consummation of the Business Combination: (i) complete details of all services and copies of agreements governing such services; and (ii) justification as to why the person or entity providing the merger and acquisition services should not be considered an "underwriter and related person" with respect to the Company's initial public offering, as such term is defined in Part III, Section 44 of the Rules of Fair Practice. The Company also agrees that proper disclosure of such arrangement or potential arrangement will be made in the proxy statement which the Company will file for purposes of soliciting stockholder approval for the Business Combination.

     3.19 STABILIZATION. Neither the Company, nor, to its knowledge, any of its employees, directors or stockholders (without the consent of Underwriter) has taken or will take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Units.

     3.20 INTERNAL CONTROLS. The Company will maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     3.21 ACCOUNTANTS. For a period of five years from the Effective Date or until such earlier time upon which the Company is required to be liquidated, the Company shall retain Arthur Andersen & Co. LLP, any "Big 6" accounting firm, or other independent public accountants reasonably acceptable to Underwriter.

     3.22 [Reserved]

     3.23 [Reserved]

     3.24 FORM 8-K. The Company shall, on the date hereof, retain its independent public accountants to audit the financial statements of the Company as of the Closing Date ("Audited Financial Statements") reflecting the receipt by the Company of the proceeds of the initial public offering. As soon as the Audited Financial Statements become available, the Company shall immediately file a Current Report on Form 8-K with the Commission, which Report shall contain the Company's Audited Financial Statements. Additionally, the Company shall, within 15 days of the execution of a letter of intent for a Business Combination, file a Form 8-K reflecting the terms of such transaction and shall as promptly as possible thereafter, file such pro forma financial statements as may be required by the Exchange Act.

     3.25 NASD. The Company shall advise the NASD if it is aware that any 5% or greater stockholder of the Company becomes an affiliate or associated person of an NASD member participating in the distribution of the Company's Public Securities.

4. CONDITIONS OF UNDERWRITER'S OBLIGATIONS. The obligations of the Underwriter to purchase and pay for the Units, as provided herein, shall be subject to the continuing accuracy of the representations and warranties of the Company as of the date hereof and as of each of the Closing Date and the Option Closing Date, if any, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof and to the performance by the Company of its obligations hereunder and to the following conditions:

     4.1  REGULATORY MATTERS.

          4.1.1 EFFECTIVENESS OF REGISTRATION STATEMENT. The Registration Statement shall have become effective not later than 5:00 P.M., New York time, on the date of this Agreement or such later date and time as shall be consented to in writing by you, and, at each of the Closing Date and the Option Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for the purpose shall have been instituted or shall be pending or contemplated by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of Graubard Mollen & Miller, counsel to the Underwriter.

          4.1.2 NASD CLEARANCE. By the Effective Date, the Underwriter shall have received clearance from the NASD as to the amount of compensation allowable or payable to the Underwriter as described in the Registration Statement.

          4.1.3 NO BLUE SKY STOP ORDERS. No order suspending the sale of the Securities in any jurisdiction designated by you pursuant to Section 3.3 hereof shall have been issued on either on the Closing Date or the Option Closing Date, and no proceedings for that purpose shall have been instituted or shall be contemplated.

     4.2  COMPANY COUNSEL MATTERS.

          4.2.1 EFFECTIVE DATE OPINION OF COUNSEL. On the Effective Date, the Underwriter shall have received the favorable opinion of Parker Duryee Rosoff & Haft, counsel to the Company, dated the Effective Date, addressed to the Underwriter and in form and substance satisfactory to Graubard Mollen & Miller, counsel to the Underwriter, to the effect that:

               (i) The Company has been duly organized and is validly existing as a corporation and is in good standing under the laws of its state of incorporation. The Company is duly qualified and licensed and in good standing as a foreign corporation in each jurisdiction in which its ownership or leasing of any properties or the character of its operations requires such qualification or licensing, except where the failure to qualify would not have a material adverse effect on the Company.

               (ii) All issued and outstanding securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The outstanding options and warrants to purchase shares of Common Stock constitute the valid and binding obligations of the Company, enforceable in accordance with their terms. The authorized capital stock and outstanding options and warrants to purchase shares of Common Stock conform to all statements relating thereto contained in the Registration Statement and the Prospectus. The offers and sales of the outstanding Common Stock and options and warrants to purchase shares of Common Stock were at all relevant times either registered under the Act and the applicable state securities or Blue Sky Laws or exempt from such registration requirements. The authorized and outstanding capital stock of the Company is as set forth in the Prospectus.

               (iii) The Securities have been duly authorized and, when issued and paid for, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders. The Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or, to the best of such counsel's knowledge after due inquiry, similar contractual rights granted by the Company. All corporate action required to be taken for the authorization, issuance and sale of the Securities has been duly and validly taken. When issued, the Underwriter's Purchase Option, the Underwriter's Warrants and the Warrants will constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment therefor, the number and type of securities of the Company called for thereby and such Warrants, the Underwriter's Purchase Option, and the Underwriter's Warrants, when issued, in each case, are enforceable against the Company in accordance with their respective terms, except (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (b) as enforceability of any indemnification provision may be limited under the federal and state securities laws, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The certificates representing the Securities are in due and proper form.

               (iv) To the best of such counsel's knowledge, after due inquiry, except as set forth in the Prospectus, no holders of any securities of the Company or of any options, warrants or securities of the Company exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company.

               (v) This Agreement, the Warrant Agreement, the Underwriter's Purchase Option, the Trust Agreement and the Escrow Agreement have each been duly and validly authorized and, when executed and delivered by the Company, constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, and, to such counsel's knowledge, the Insider Letters have each been duly and validly executed and constitute the valid and binding obligations of the individual signatories thereto, enforceable against the Initial Stockholder in accordance with its respective terms, except (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (b) as enforceability of any indemnification provisions may be limited under the federal and state securities laws, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

               (vi) The execution, delivery and performance of this Agreement, the Underwriter's Purchase Option, the Warrant Agreement, the Escrow Agreement, and the Trust Agreement, the issuance and sale of the Securities, the consummation of the transactions contemplated hereby and thereby, and compliance by the Company with the terms and provisions hereof and thereof, do not and will not, with or without the giving of notice or the lapse of time, or both, (a) to the best of such counsel's knowledge, conflict with, or result in a breach of, any of the terms or provisions of, or constitute a default under, or result in the creation or modification of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company pursuant to the terms of, any material mortgage, deed of trust, note, indenture, loan, contract, commitment or other material agreement or instrument, to which the Company is a party or by which the Company or any of its properties or assets may be bound, (b) result in any violation of the provisions of the Certificate of Incorporation or the By-Laws of the Company, or (c) to the best of such counsel's knowledge, violate any statute or any judgment, order or decree, rule or regulation applicable to the Company of any court, domestic or foreign, or of any federal, state or other regulatory authority or other governmental body having jurisdiction over the Company, its properties or assets.

               (vii) The Registration Statement, each Preliminary Prospectus and the Prospectus and any post-effective amendments or supplements thereto (other than the financial statements included therein, as to which no opinion need be rendered) comply as to form in all material respects with the requirements of the Act and Regulations. The Securities and all other securities issued or issuable by the Company conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus. No statute or regulation or legal or governmental proceeding required to be described in the Prospectus is not described as required, nor are any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement not so described or filed as required.

               (viii) Counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company and representatives of the Underwriter at which the contents of the Registration Statement, the Prospectus and related matters were discussed and although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus (except as otherwise set forth in this opinion), no facts have come to the attention of such counsel which lead them to believe that either the Registration Statement or the Prospectus or any amendment or supplement thereto, as of the date of such opinion contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and schedules and other financial and statistical data included in the Registration Statement or Prospectus).

               (ix) The Registration Statement is effective under the Act, and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and proceedings for that purpose have been instituted or are pending or threatened under the Act or applicable state securities laws.

               (x) To the best of such counsel's knowledge, there is no action, suit or proceeding before or by any court of governmental agency or body, domestic or foreign, now pending, or threatened against the Company, which might result in any material and adverse change in the condition (financial or otherwise), business or prospects of the Company, or might materially and adversely affect the properties or assets thereof.

          4.2.2 CLOSING DATE AND OPTION CLOSING DATE OPINION OF COUNSEL. On each of the Closing Date and the Option Closing Date, if any, the Underwriter shall have received the favorable opinion of Parker Duryee Rosoff & Haft, counsel to the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriter and in form and substance reasonably satisfactory to Graubard Mollen & Miller, counsel to the Underwriter, confirming as of the Closing Date and, if applicable, the Option Closing Date, the statements made by Parker Duryee Rosoff & Haft, in their opinion delivered on the Effective Date.

          4.2.3     RELIANCE.  In rendering such opinion, such counsel may rely
(i) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriter's counsel) of other counsel reasonably acceptable to Underwriter's counsel, familiar with the applicable laws, and (ii) as to matters of fact, to the extent they deem proper, on certificates or other written statements of officers of the Company and officers of departments of various jurisdiction having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to Underwriter's counsel if requested. The opinion of counsel for the Company and any opinion relied upon by such counsel for the Company shall include a statement to the effect that it may be relied upon by counsel for the Underwriter in its opinion delivered to the Underwriter.

     4.3 COLD COMFORT LETTER. At the time this Agreement is executed, and at each of the Closing Date and the Option Closing Date, if any, you shall have received a letter, addressed to the Underwriter and in form and substance satisfactory in all respects (including the non-material nature of the changes or decreases, if any, referred to in clause (iii) below) to you and to Graubard Mollen & Miller, counsel for the Underwriter, from Arthur Andersen & Co., LLP dated, respectively, as of the date of this Agreement and as of the Closing Date and the Option Closing Date, if any:

          (i) Confirming that they are independent accountants with respect to the Company within the meaning of the Act and the applicable Regulations;

          (ii) Stating that in their opinion the financial statements of the Company included in the Registration Statement and Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the published Regulations thereunder;

          (iii) Stating that, on the basis of a limited review which included a reading of the latest available unaudited interim financial statements of the Company (with an indication of the date of the latest available unaudited interim financial statements), a reading of the latest available minutes of the stockholders and board of directors and the various committees of the board of directors, consultations with officers and other employees of the Company responsible for financial and accounting matters and other specified procedures and inquiries, nothing has come to their attention which would lead them to believe that (a) the unaudited financial statements of the Company included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations or are not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements of the Company included in the Registration Statement, (b) at a date not later than five days prior to the Effective Date, Closing Date or Option Closing Date, as the case may be, there was any change in the capital stock or long-term debt of the Company, or any decrease in the stockholders' equity of the Company as compared with amounts shown in the June 30, 1996 balance sheet included in the Registration Statement, other than as set forth in or contemplated by the Registration Statement, or, if there was any decrease, setting forth the amount of such decrease, and (c) during the period from June 30, 1996 to a specified date not later than five days prior to the Effective Date, Closing Date or Option Closing Date, as the case may be, there was any decrease in revenues, net earnings or net earnings per share of Common Stock, in each case as compared with the corresponding period in the preceding year and as compared with the corresponding period in the preceding quarter, other than as set forth in or contemplated by the Registration Statement, or, if there was any such decrease, setting forth the amount of such decrease;

          (iv) Setting forth, at a date not later than five days prior to the Effective Date, the amount of liabilities of the Company (including a break-down of commercial papers and notes payable to banks);

          (v) Stating that they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, statements and other financial information pertaining to the Company set forth in the Prospectus in each case to the extent that such amounts, numbers, percentages, statements and information may be derived from the general accounting records, including work sheets, of the Company and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter and found them to be in agreement;

          (vi) Stating that they have not during the immediately preceding five year period brought to the attention of the Company's management any reportable condition related to internal structure, design or operation as defined in the Statement on Auditing Standards No. 60 -- "Communication of Internal Control Structure Related Matters Noted in an Audit," in the Company's internal controls; and

          (vii) Statements as to such other matters incident to the transaction contemplated hereby as you may reasonably request.

     4.4  OFFICERS' CERTIFICATES.

          4.4.1 OFFICERS' CERTIFICATE. At each of the Closing Date and the Option Closing Date, if any, the Underwriter shall have received a certificate of the Company signed by the Chairman of the Board or the President and the Secretary of the Company, dated the Closing Date or the Option Closing Date, as the case may be, respectively, to the effect that the Company has performed all covenants and complied with all conditions required by this Agreement to be performed or complied with by the Company prior to and as of the Closing Date, or the Option Closing Date, as the case may be, and that the conditions set forth in Section 4.5 hereof have been satisfied as of such date and that, as of Closing Date and the Option Closing Date, as the case may be, the representations and warranties of the Company set forth in Section 2 hereof are true and correct. In addition, the Underwriter will have received such other and further certificates of officers of the Company as the Underwriter may reasonably request.

          4.4.2 SECRETARY'S CERTIFICATE. At each of the Closing Date and the Option Closing Date, if any, the Underwriter shall have received a certificate of the Company signed by the Secretary of the Company, dated the Closing Date or the Option Date, as the case may be, respectively, certifying
(i) that the By-Laws and Certificate of Incorporation, as amended, of the Company are true and complete, have not been modified and are in full force and effect, (ii) that the resolutions relating to the public offering contemplated by this Agreement are in full force and effect and have not been modified, (iii) all correspondence between the Company or its counsel and the Commission, and
(iv) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

     4.5 NO MATERIAL CHANGES. Prior to and on each of the Closing Date and the Option Closing Date, if any, (i) there shall have been no material adverse change or development involving a prospective material adverse change in the condition or prospects or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement and Prospectus, (ii) no action suit or proceeding, at law or in equity, shall have been pending or threatened against the Company or any Initial Stockholder before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the business, operations, prospects or financial condition or income of the Company, except as set forth in the Registration Statement and Prospectus, (iii) no stop order shall have been issued under the Act and no proceedings therefor shall have been initiated or threatened by the Commission, and (iv) the Registration Statement and the Prospectus and any amendments or supplements thereto shall contain all material statements which are required to be stated therein in accordance with the Act and the Regulations and shall conform in all material respects to the requirements of the Act and the Regulations, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     4.6 DELIVERY OF AGREEMENTS. On the Effective Date, the Company shall have delivered to the Underwriter executed copies of the Underwriter's Purchase Option, the Escrow Agreement and the Trust Agreement.

     4.7 OPINION OF COUNSEL FOR THE UNDERWRITER. All proceedings taken in connection with the authorization, issuance or sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to you and to Graubard Mollen & Miller, counsel to the Underwriter, and you shall have received from such counsel a favorable opinion, dated the Closing Date and the Option Closing Date, if any, with respect to such of these proceedings as you may reasonably require. On or prior to the Effective Date, the Closing Date and the Option Closing Date, as the case may be, counsel for the Underwriter shall have been furnished such documents, certificates and opinions as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 4.7, or in order to evidence the accuracy, completeness or satisfaction of any of the representations, warranties or conditions herein contained.

     4.8 SECONDARY MARKET TRADING SURVEY. On the Effective Date, the Underwriter shall have received the Secondary Market Trading Survey from Graubard Mollen & Miller.

5.   INDEMNIFICATION.

     5.1  INDEMNIFICATION OF THE UNDERWRITER.

          5.1.1 GENERAL. Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless the Underwriter, its directors, officers, agents and employees and each person, if any, who controls the Underwriter ("controlling person") within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, whether arising out of any action between the Underwriter and the Company or between the Underwriter and any third party or otherwise) to which they or any of them may become subject under the Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in (i) any Preliminary Prospectus, the Registration Statement or the Prospectus (as from time to time each may be amended and supplemented); (ii) in any post-effective amendment or amendments or any new registration statement and prospectus in which is included securities of the Company issued or issuable upon exercise of the Underwriter's Purchase Option; or (iii) any application or other document or written communication (in this Section 5 collectively called "application") executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Securities under the securities laws thereof or filed with the Commission, any state securities commission or agency, Nasdaq or any securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriter by or on behalf of the Underwriter expressly for use in any Preliminary Prospectus, the Registration Statement or Prospectus, or any amendment or supplement thereof, or in any application, as the case may be. The Company agrees promptly to notify the Underwriter of the commencement of any litigation or proceedings against the Company or any of its officers, directors or controlling persons in connection with the issue and sale of the Securities or in connection with the Registration Statement or Prospectus.

          5.1.2 PROCEDURE. If any action is brought against the Underwriter or controlling person in respect of which indemnity may be sought against the Company pursuant to Section 5.1.1, such Underwriter shall promptly notify the Company in writing of the institution of such action and the Company shall assume the defense of such action, including the employment and fees of counsel (subject to the reasonable approval of the Underwriter) and payment of actual expenses. The Underwriter or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Underwriter or such controlling person unless (i) the employment of such counsel at the expense of the Company shall have been authorized in writing by the Company in connection with the defense of such action, or (ii) the Company shall not have employed counsel to have charge of the defense of such action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the reasonable fees and expenses of not more than one additional firm of attorneys selected by the Underwriter and/or controlling person shall be borne by the Company. Notwithstanding anything to the contrary contained herein, if the Underwriter or controlling person shall assume the defense of such action as provided above, the Company shall have the right to approve the terms of any settlement of such action which approval shall not be unreasonably withheld.

     5.2 INDEMNIFICATION OF THE COMPANY. The Underwriter agrees to indemnify and hold harmless the Company, its directors, officers and employees and agents who control the Company within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the foregoing indemnity from the Company to the Underwriter, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions directly relating to the transactions effected by the Underwriter in connection with this Offering made in any Preliminary Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereto or in any application, in reliance upon, and in strict conformity with, written information furnished to the Company with respect to the Underwriter by or on behalf of the Underwriter expressly for use in such Preliminary Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereto or in any such application. In case any action shall be brought against the Company or any other person so indemnified based on any Preliminary Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereto or any application, and in respect of which indemnity may be sought against the Underwriter, such Underwriter shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the Underwriter by the provisions of Section 5.1.2.

     5.3  CONTRIBUTION.

          5.3.1 CONTRIBUTION RIGHTS. In order to provide for just and equitable contribution under the Act in any case in which (i) any person entitled to indemnification under this Section 5 makes claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 5 provides for indemnification in such case, or (ii) contribution under the Act, the Exchange Act or otherwise may be required on the part of any such person in circumstances for which indemnification is provided under this
Section 5, then, and in each such case, the Company and the Underwriter shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Underwriter, as incurred, in such proportions that the Underwriter is responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the initial offering price appearing thereon and the Company is responsible for the balance; provided, that, no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 5.3, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Public Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which Underwriter has otherwise been required to pay in respect of such losses, liabilities, claims, damages and expenses. For purposes of this Section, each director, officer and employee of an Underwriter or the Company, as applicable, and each person, if any, who controls the Underwriter or the Company, as applicable, within the meaning of Section 15 of the Act shall have the same rights to contribution as the Underwriter or the Company, as applicable.

          5.3.2 CONTRIBUTION PROCEDURE. Within fifteen days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party ("contributing party"), notify the contributing party of the commencement thereof, but the omission to so notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party or its representative of the commencement thereof within the aforesaid fifteen days, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified. Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding which was effected by such party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking contribution without the written consent of such contributing party. The contribution provisions contained in this Section are intended to supersede, to the extent permitted by law, any right to contribution under the Act, the Exchange Act or otherwise available.

6.   [Reserved]

7.   ADDITIONAL COVENANTS.

     7.1 ATTENDANCE AT BOARD MEETINGS. For a period of three years from the Effective Date, the Underwriter shall be permitted to select a designee to attend all meetings of the Board of Directors, but who will not be entitled to vote at such meetings. The Company agrees to give the Underwriter written notice of each such meeting and to provide to the Underwriter with an agenda and minutes of the meeting no later than it gives such notice and provides such items to the other directors. The Company shall reimburse the designee of the Underwriter for its out-of-pocket expenses incurred in connection with its attendance at the Company's Board meetings, including, but not limited to, food, lodging, transportation and any fees paid to directors for attending such meetings.

     7.2 ADDITIONAL SHARES OR OPTIONS. The Company hereby agrees that until the Company consummates a Business Combination (as such term is defined in the Registration Statement), it shall not issue any shares of Common Stock or any options or other securities convertible into Common Stock, or any shares of Preferred Stock which participate in any manner in the Trust Fund or which vote as a class with the Common Stock on a Business Combination.

     7.3 TRUST FUND WAIVER LETTERS. The Company hereby agrees that it will not commence its due dilligence investigation of any Target Business (as such term is defined in the Registration Statement) or obtain the services of any vendor unless and until the Target Business or the vendor executes a waiver letter in the form attached hereto as Exhibit A and B, respectively. Furthermore, each officer and director of the Company shall execute a waiver letter in the form attached hereto as EXHIBIT C.

     7.4 INSIDER LETTERS. The Company shall not take any action or omit to take any action which would cause a breach of any of the Insider Letters executed between each Initial Stockholder and Underwriter.

     7.5 CERTIFICATE OF INCORPORATION AND BY-LAWS. The Company shall not take any action or omit to take any action which would cause the Company to be in breach or violation of its Certificate of Incorporation or By-Laws.

     7.6 BLUE SKY REQUIREMENTS. The Company shall provide counsel to the Underwriter with ten copies of all proxy information and all related material filed with the Commission in connection with a Business Combination concurrently with such filing with the Commission. In addition, the Company shall furnish any other state in which its initial public offering was registered, such information as may be requested by such state.

     7.7 FINDER'S FEES AND OTHER COMPENSATION. Except as provided in the Prospectus, the Company shall not pay any of the Initial Stockholders or their affiliates a finder's fee or other compensation in consideration of originating a Business Combination. In addition, the Company will not remit to any Initial Stockholder or its affiliates any compensation at any time for services rendered to the Company prior to or concurrently with the consummation of a Business Combination.


8. REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY. Except as the context otherwise requires, all representations, warranties and agreements contained in this Agreement shall be deemed to be representations, warranties and agreements at the Closing Dates and such representations, warranties and agreements of the Underwriter and Company, including the indemnity agreements contained in Section 5 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriter, the Company or any controlling person, and shall survive termination of this Agreement or the issuance and delivery of the Units to the Underwriter until the earlier of the expiration of any applicable statute of limitations and the seventh anniversary of the later of the Closing Date or the Option Closing Date, if any, at which time the representations, warranties and agreements shall terminate and be of no further force and effect.

9.   EFFECTIVE DATE OF THIS AGREEMENT AND TERMINATION THEREOF.

     9.1 EFFECTIVE DATE. This Agreement shall become effective on the Effective Date at the time the Registration Statement is declared effective by the Commission.

     9.2 TERMINATION. You shall have the right to terminate this Agreement at any time prior to any Closing Date, (i) if any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, general securities markets in the United States; or (ii) if trading on the New York Stock Exchange, the American Stock Exchange, the Boston Stock Exchange or in the over-the-counter market shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities shall have been required on the over-the-counter market by the NASD or by order of the Commission or any other government authority having jurisdiction, or (iii) if the United States shall have become involved in a war or major hostilities, or (iv) if a banking moratorium has been declared by a New York State or federal authority, or (v) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities market, or (vi) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in your opinion, make it inadvisable to proceed with the delivery of the Securities, or (vii) if Lawrence Burstein shall no longer serve the Company in his present capacity, or (viii) if any of the Company's representations, warranties or covenants hereunder are breached, or (ix) if Underwriter shall have become aware after the date hereof of such a material adverse change in the conditions or prospects of the Company, or such adverse material change in general market conditions as in the Underwriter's judgment would make it impracticable to proceed with the offering, sale and/or delivery of the Securities or to enforce contracts made by the Underwriter for the sale of the Securities.

     9.3 EXPENSES. In the event that this Agreement shall not be carried out for any reason whatsoever, within the time specified herein or any extensions thereof pursuant to the terms herein, the obligations of the Company to pay the expenses related to the transactions contemplated herein shall be governed by
Section 3.15 hereof.

     9.4 INDEMNIFICATION. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of
Section 5 shall not be in any way affected by, such election or termination or failure to carry out the terms of this Agreement or any part hereof.

10.  MISCELLANEOUS.

     10.1 NOTICES. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed, delivered or telecopied and confirmed and shall be deemed given when so delivered or telecopied and confirmed or if mailed, two days after such mailing:

If to the Underwriter:

          GKN Securities Corp.
          61 Broadway, 12th Floor
          New York, New York 10006
          Attn:     David M. Nussbaum, Chairman

   Copy to:

          Graubard Mollen & Miller
          600 Third Avenue
          New York, New York 10016
          Attn:     David Alan Miller, Esq.

If to the Company:

          Unity First Acquisition Corp.
          245 Fifth Avenue, Suite 1500
          New York, New York 10016
          Attn:     Lawrence Burstein, President

   Copy to:

          Parker Duryee Rosoff & Haft
          529 Fifth Avenue
          New York, New York 10017
          Attn:     Ira I. Roxland, Esq.

     10.2 HEADINGS. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

     10.3 AMENDMENT. This Agreement may only be amended by a written instrument executed by each of the parties hereto.

     10.4 ENTIRE AGREEMENT. This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and supersede all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

     10.5 BINDING EFFECT. This Agreement shall inure solely to the benefit of and shall be binding upon the Underwriter, the Company and the controlling persons, directors and officers referred to in Section 5 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained.

     10.6 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws. The Company hereby agrees that any action, proceeding or claim against it arising out of, relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 10 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company agrees that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys' fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

     10.7 EXECUTION IN COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.

     10.8 WAIVER, ETC. The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way effect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

          If the foregoing correctly sets forth the understanding between the Underwriter and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

                                   Very truly yours,

                                   UNITY FIRST ACQUISITION CORP.



                                   By:
                                      -------------------------------
                                      Lawrence Burstein
                                      President


Accepted on the date first
above written.

GKN SECURITIES CORP.



By:
   --------------------------------------
   Deborah L. Schondorf
   Senior Vice President

                       EXHIBIT A TO UNDERWRITING AGREEMENT







Unity First Acquisition Corp.
245 Fifth Avenue, Suite 1502
New York, New York 10016
Attn:  Lawrence Burstein
       President

Gentlemen:

          Reference is made to the Final Prospectus of Unity First Acquisition Corp. ("Unity"), dated _____________, 1996 ("Prospectus"). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in Prospectus.

          We have read the Prospectus and understand that Unity has established the Trust Fund, initially in an amount of $___________ for the benefit of the Public Stockholders and that Unity may disburse monies from the Trust Fund only
(i) to the Public Stockholders in the event of the redemption of their shares or the liquidation of Unity or (ii) to Unity after it consummates a Business Combination.

          For and in consideration of Unity agreeing to evaluate the undersigned for purposes of consummating a Business Combination with it, the undersigned hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Fund ("Claim") and hereby waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with Unity and will not seek recourse against the Trust Fund for any reason whatsoever.



                                   ---------------------------------------
                                   Print Name of Target Business



                                   ---------------------------------------
                                   Authorized Signature of Target Business

                       EXHIBIT B TO UNDERWRITING AGREEMENT







Unity First Acquisition Corp.
245 Fifth Avenue, Suite 1502
New York, New York 10016
Attn:  Lawrence Burstein
       President

Gentlemen:

          Reference is made to the Final Prospectus of Unity First Acquisition Corp. ("Unity"), dated __________, 1996 ("Prospectus"). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in Prospectus.

          We have read the Prospectus and understand that Unity has established the Trust Fund, initially in an amount of $__________ for the benefit of the Public Stockholders and that Unity may disburse monies from the Trust Fund only
(i) to the Public Stockholders in the event of the redemption of their shares or the liquidation of Unity or (ii) to Unity after it consummates a Business Combination.

          For and in consideration of Unity engaging the services of the undersigned, the undersigned hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Fund ("Claim") and hereby waives any Claim it may have in the future as a result of, or arising out of, any contracts or agreements with Unity and will not seek recourse against the Trust Fund for any reason whatsoever.



                                   ----------------------------------
                                   Print Name of Vendor



                                   ----------------------------------
                                   Authorized Signature of Vendor

                       EXHIBIT C TO UNDERWRITING AGREEMENT



Unity First Acquisition Corp.
245 Fifth Avenue, Suite 1502
New York, New York 10016
Attn:  Lawrence Burstein
          President

Gentlemen:

          The undersigned officer or director of Unity First Acquisition Corp. ("Unity") hereby acknowledges that Unity has established the Trust Fund, initially in an amount of $________ for the benefit of the Public Stockholders and that Unity may disburse monies from the Trust Fund only (i) to the Public Stockholders in the event of the redemption of their shares or the liquidation of Unity or (ii) to Unity after it consummates a Business Combination.

          The undersigned hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Fund ("Claim") and hereby waives any Claim it may have in the future as a result of, or arising out of, any contracts or agreements with Unity and will not seek recourse against the Trust Fund for any reason whatsoever.

          Notwithstanding the foregoing, such waiver shall not apply to any shares acquired by the undersigned in the public market.



                                   __________________________________
                                   Print Name of Officer/Director



                                   __________________________________
                                   Authorized Signature of Officer/Director